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                                                                   Exhibit 23(b)


                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the American Eagle Outfitters, Inc. Employee Stock Purchase Plan of our report dated March 3, 1998 (except Note 13, as to which the date is April 14, 1998) with respect to the consolidated financial statements of American Eagle Outfitters, Inc. included in its Annual Report (Form 10-K) for the year ended January 31, 1998 filed with the Securities and Exchange Commission.

We are also aware of the incorporation by reference in the Registration Statement of American Eagle Outfitters, Inc. of our reports dated May 20, 1998 and August 19, 1998 relating to the unaudited condensed consolidated interim financial statements of American Eagle Outfitters, Inc. that are included in its Forms 10-Q for the quarters ended May 2, 1998 and August 1, 1998.

Pursuant to Rule 436(c) of the Securities Act of 1933, our reports on such unaudited interim financial statements are not a part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.


/s/ Ernst & Young LLP

Pittsburgh, Pennsylvania
November 4, 1998